EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2015 Ended September 30, 2014

SUNNYVALE, Calif., Nov. 6, 2014 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal first quarter of 2015 ended September 30, 2014.

The results for the fiscal first quarter of 2015 ended September 30, 2014 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2015	Q4 FY2014	Q1 FY2014
Revenue	$ 88.2	$ 82.3	$ 84.1
Gross Margin	20.6%	19.4%	20.4%
Operating Income	$ 1.8	$ 0.0	$ 1.4
Net Income (Loss)	$ 0.6	$ (0.5)	$ 0.3
Earnings (Loss) Per Share - Diluted	$ 0.02	$ (0.02)	$ 0.01

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2015	Q4 FY2014	Q1 FY2014
Revenue	$ 88.2	$ 82.3	$ 84.1
Gross Margin	20.8%	19.6%	20.6%
Operating Income	$ 2.9	$ 1.2	$ 2.6
Net Income	$ 1.7	$ 0.7	$ 1.5
Earnings Per Share - Diluted	$ 0.06	$ 0.03	$ 0.06

"We delivered solid September quarter results demonstrating the steady implementation of our recovery plan," said Dr. Mike Chang, AOS chairman and CEO. "I am pleased to report a sequential revenue increase of over 7%.  Our Power IC penetration into the Computing segment made a meaningful contribution to the revenue growth, while our market expansion strategy resulted in consistent improvement of sales in China.  We are off to a solid start for growth in fiscal 2015. Despite the anticipated near-term seasonal demand fluctuation, we remain encouraged by the continuing momentum in our Power IC sales, geographical diversification, and key design in activities as we stay focused on the disciplined execution of our plan."

Business Outlook for Fiscal Q2 Ending December 31, 2014

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $79 million and $83 million.
  GAAP gross margin is expected to be in the range of 17.5% to 19.5%.
  GAAP operating expenses are expected to be approximately $15.8 million plus or minus $1 million.
  Tax expense is expected to be approximately $1.1 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.2 million to $1.3 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2015 ended September 30, 2014 today, November 6, 2014 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue, seasonality fluctuation in customer demand, the execution of our recovery plan, and other information under the section entitled "Business Outlook for Fiscal Q2 Ending December 31, 2014". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on August 29, 2014. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Revenue	$ 88,217	$ 82,330	$ 84,121
Cost of goods sold	70,057	66,339	66,970
Gross profit	18,160	15,991	17,151
Gross margin	20.6%	19.4%	20.4%

Operating expenses
Research and development	6,796	6,613	6,847
Selling, general and administrative	9,604	9,350	8,940
Total operating expenses	16,400	15,963	15,787
Operating income	1,760	28	1,364

Interest income and other, net	48	34	24
Interest expense	(73)	(56)	(79)
Income before income taxes	1,735	6	1,309

Income tax expense	1,171	487	1,002
Net income (loss)	$ 564	$ (481)	$ 307

Net income (loss) per share
Basic	$ 0.02	$ (0.02)	$ 0.01
Diluted	$ 0.02	$ (0.02)	$ 0.01

Weighted average number of common shares used to compute net income (loss) per share
Basic	26,385	26,214	25,684
Diluted	27,003	26,214	26,309

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 117,834	$ 117,788
Restricted cash	366	244
Accounts receivable, net	35,066	36,535
Inventories	68,410	66,560
Deferred income tax assets	1,423	2,842
Other current assets	3,873	3,810
Total current assets	226,972	227,779
Property, plant and equipment, net	120,899	123,254
Intangible assets, net	66	229
Goodwill	269	269
Deferred income tax assets - long term	10,931	10,854
Other long-term assets	2,283	1,963
Total assets	$ 361,420	$ 364,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 7,857	$ 13,821
Accounts payable	40,487	38,760
Accrued liabilities	17,277	17,376
Income taxes payable	2,384	1,933
Deferred margin	745	665
Capital leases	1,051	1,061
Total current liabilities	69,801	73,616
Income taxes payable - long term	2,336	2,315
Deferred income tax liabilities	1,947	3,234
Capital leases - long term	779	1,005
Other long term liabilities	1,099	1,143
Total liabilities	75,962	81,313
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at September 30, 2014 and June 30, 2014	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 26,786 shares and 26,446 shares at September 30, 2014 and 26,644 shares and 26,304 shares at June 30, 2014	54	53
Treasury shares at cost, 340 shares at September 30, 2014 and 340 shares at June 30, 2014	(2,889)	(2,889)
Additional paid-in capital	175,990	174,084
Accumulated other comprehensive income	985	1,033
Retained earnings	111,318	110,754
Total shareholders' equity	285,458	283,035
Total liabilities and shareholders' equity	$ 361,420	$ 364,348

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

U.S. GAAP gross profit	$ 18,160	$ 15,991	$ 17,151

Share-based compensation:
Cost of goods sold	154	157	196
Non-GAAP gross profit	$ 18,314	$ 16,148	$ 17,347
Non-GAAP gross margin	20.8%	19.6%	20.6%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

U.S. GAAP operating income	$ 1,760	$ 28	$ 1,364

Share-based compensation:
Cost of goods sold	154	157	196
Research and development	206	302	295
Selling, general and administrative	742	741	718
Total share-based compensation	1,102	1,200	1,209

Non-GAAP operating income	$ 2,862	$ 1,228	$ 2,573

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

U.S. GAAP net income (loss)	$ 564	$ (481)	$ 307

Share-based compensation:
Cost of goods sold	154	157	196
Research and development	206	302	295
Selling, general and administrative	742	741	718
Total share-based compensation	1,102	1,200	1,209

Non-GAAP net income	$ 1,666	$ 719	$ 1,516

Non-GAAP diluted net income per share	$ 0.06	$ 0.03	$ 0.06

Weighted-average number of common shares used in computing non-GAAP net income per share
Diluted shares	27,003	26,696	26,309
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com